ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of January 2, 2014, between Wells Fargo Bank, National Association (“Assignor”) and PNC Bank, National Association (“Assignee”).

RECITALS:

A.           Assignor is a Lender under the Loan Agreement dated as of November 27, 2013 (as from time to time amended, supplemented or restated, the “Loan Agreement”), by and among EYP REALTY, LLC as Borrower, the persons named therein as Lenders and such other Persons as may become Lenders in accordance with the terms of the Loan Agreement, and Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”). (Capitalized terms used in this Agreement without definition have the same meanings as in the Loan Agreement.)

B.           Currently, Assignor’s Pro Rata Share of the Loan is equal to 77.0270270270% and Assignee’s Pro Rata Share of the Loan is equal to 0%.

C.           Assignor desires to assign to Assignee, and Assignee desires to accept and assume, a portion of the rights and obligations of Assignor under the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.          Assignment.

(a)          Effective on the Assignment Effective Date (as defined in Section 3 below), Assignor hereby assigns to Assignee the Assigned Share (as defined below) of a portion of Assignor’s rights, title, interest and obligations under the Loan Agreement and other Loan Documents, including without limitation those relating to Assignor’s Pro Rata Share of the Loan. The Assigned Share of all such rights, title, interest and obligations is referred to collectively as the “Assigned Rights and Obligations”.

(b)          The “Assigned Share” means the portion of Assignor’s Pro Rata Share in the Loan being assigned hereby, such portion being equal to 22.9729729730% of the Loan (or $42,500,000.00). The new Pro Rata Share of Loan being held by Assignee (after giving effect to the assignment hereunder), and the Pro Rata Share in the Loan retained by Assignor, shall be as specified on the signature pages of this Agreement.

2.          Assumption. Effective on the Assignment Effective Date and subject to Section 13.12(c) of the Loan Agreement, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.

3.          Effectiveness. This Agreement shall become effective on a date (the “Assignment Effective Date”) selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent and Borrower. Assignor shall promptly notify Assignee, Administrative Agent and Borrower in writing of the Assignment Effective Date.

4.          Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee, and the assumption by Assignee, of the Assigned Rights and Obligations, on the Assignment Effective Date Assignee shall pay to Assignor such amounts as are specified in any written agreement or exchange of letters between them.

5.          Allocation and Payment of Interest and Fees.

(a)          Administrative Agent shall pay to Assignee all interest and other amounts (including Fees, except as otherwise provided in the written agreement referred to in Section 4 above) not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

(b)          Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date (or otherwise pursuant to the written agreement referred to in Section 4 above) when and as the same are paid by Administrative Agent to the other Lenders. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay such amounts to Assignor.

(c)          Unless specifically assumed by Assignee, Assignor shall be responsible and liable for all reimbursable liabilities and costs and indemnification obligations which accrue under Section 12.12 of the Loan Agreement prior to the Assignment Effective Date, and such liability shall survive the Assignment Effective Date.

6.          Administrative Agent Liability. Administrative Agent shall not be liable for any allocation or payment to either Assignor or Assignee subsequently determined to be erroneous, unless resulting from Administrative Agent’s willful misconduct or gross negligence.

7.          Representations and Warranties.

(a)          Each of Assignor and Assignee represents and warrants to the other and to Administrative Agent as follows:

(i)          It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

(ii)         The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

(iii)        This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

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(iv)        All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

(b)          Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations free and clear of any Lien or other encumbrance.

(c)          Assignee represents and warrants to Assignor as follows:

(i)          Assignee is and shall continue to be an “Eligible Assignee” as defined in the Loan Agreement;

(ii)         Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Loan Party; and

(iii)        Assignee has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

8.          No Assignor Responsibility. Assignor makes no representation or warranty regarding, and assumes no responsibility to Assignee for:

(a)          the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectability or sufficiency of the Loan Documents or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Loan Party to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

(b)          the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Default or Potential Default under the Loan Documents; or

(c)          the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Loan Party.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Loan Parties, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

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9.          Assignee Bound by Loan Agreement. Effective on the Assignment Effective Date, Assignee (a) shall be deemed to be a party to the Loan Agreement and as such, shall be directly liable to Borrower for any failure by Assignee to comply with Assignee’s assumed obligations thereunder, including, without limitation, Assignee’s obligation to fund its Pro Rata Share of the Loan in accordance with provisions of the Loan Agreement and be subject to Section 13.12(c) of the Loan Agreement, (b) agrees to be bound by the Loan Agreement to the same extent as it would have been if it had been an original Lender thereunder, (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender, and (d) agrees to maintain its status as an Eligible Assignee. Assignee appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

10.         Assignor Released From Loan Agreement. Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date, and, to the extent not assumed by Assignee, Assignor shall continue to be responsible for the liabilities and obligations described in Section 5(c) of this Agreement.

11.         New Notes. On or promptly after the Assignment Effective Date, Borrower, Administrative Agent, Assignor and Assignee shall make appropriate arrangements so that new Notes executed by the Borrower, dated the Assignment Effective Date and in the amount of the respective Pro Rata Shares of Assignor and Assignee in the original Loan amount, after giving effect to this Agreement, are issued to Assignor and Assignee, in exchange for the surrender by Assignor and Assignee to Borrower of any applicable outstanding Notes, marked “Exchanged”.

12.         General.

(a)          No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

(b)          This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(c)          If Assignor has not assigned its entire remaining Pro Rata Share of the Loan to Assignee, Assignor may at any time and from time to time grant to others, subject to applicable provisions in the Loan Agreement, assignments of or participation in all of Assignor’s remaining Pro Rata Share of the Loan.

(d)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other and Administrative Agent. The preceding sentence shall not limit the right of Assignee to grant to others a participation in all or part of the Assigned Rights and Obligations subject to the terms of the Loan Agreement.

(e)          All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Loan Agreement shall be as specified on the signature pages of this Agreement.

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(f)          If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(g)          Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

(h)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)          Foreign Withholding. On or before the Assignment Effective Date, Assignee shall comply with the provisions of Section 2.11 of the Loan Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Robin Lidington
	Name:	Robin Lidington
	Its:	Vice President

Payment Instruction:
Wells Fargo Bank

ABA No.:	121000248
Account No.:	0205775168807
Reference:	EYP Realty, LLC (Loan Number: 1010723)
Loan No.:	1010723
Attn:	Mark Halfmann
Telephone:
Facsimile:

ASSIGNEE:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Brian P. Kelly
	Name:	Brian P. Kelly
	Its:	Senior Vice President

Payment Instruction:
PNC Bank, N.A.

ABA No.:	043000096
Account No.:	130760016803
Reference:	EYP Realty, LLC
Loan No.:
Attn:	Chad Robinson
Telephone:
Facsimile:

[Assignment and Assumption Agreement – PNC]

ACKNOWLEDGED AND AGREED:

BORROWER:	EYP REALTY, LLC,
a Delaware limited liability company

	By:	/s/ Jason Kirschner
	Name:	Jason Kirschner
	Its:	Vice President, Finance

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIIONAL ASSOCIATION

	By:	/s/ Robin Lidington
	Name:	Robin Lidington
	Its:	Vice President

[Assignment and Assumption Agreement – PNC]